NEWS BULLETIN	RE:	INNSUITES HOSPITALITY TRUST
FROM		INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST		1625 E. NORTHERN AVENUE, # 105
NYSE MKT:IHT		Phoenix, Arizona 85020
FISCAL 2016		Phone: 602-944-1500

IBC GROWS; HOTEL SALE ADDS EQUITY; BANK FACILITY EXTENDED AT LOWER RATE

FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President

602-944-1500

email: mberg@innsuites.com

Phoenix, AZ, July 7, 2015 - InnSuites Hospitality Trust (NYSE MKT:IHT)

IBC GROWS; HOTEL SALE ADDS EQUITY;

BANK FACILITY EXTENDED AT LOWER RATE

InnDependent Boutique Collection (“IBC Hotels”), a division of InnSuites Hospitality Trust (“IHT”), continues to grow as one of the world’s largest independent hotel networks providing digital advanced distribution and reservation technologies with added credibility along with InnDependent InnCentives boutique hotel loyalty program to over 6,500 independently owned hotel members representing 20,000+ hotels in 170 countries worldwide. IBC continues its quest to put the power back in independent hotelier’s hands through its technology platform now offering premium loyalty, search and meta. Says Pamela Barnhill, “This brings the hotelier and the guest closer together through new dedicated channels and by providing full guest information to the hotel further driving loyal repeat guests to the hotel”.

On July 1, 2015, IHT has agreed to sell its Hotel Tucson City InnSuites property to a third party for $9.65 million as part of the IHT NYSE MKT Equity Enhancement Plan. On July 7, 2015, the Trust negotiated a lower interest rate and an extension to July 3, 2019 on its $600,000 bank credit facility.

With the exception of historical information, the matters discussed in this news release may include “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained.

For more information visit www.innsuitestrust.com or www.sec.gov